UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2010

Community Valley Bancorp

(Exact name of registrant as specified in its charter)

California	0-51678	68-0479553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2545 Zanella Way, Chico, California	95928
(Address of principal executive offices)	(Zip Code)

(530) 893-1466

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

See Item 8.01 below with respect to the inability of Community Valley Bancorp (the “Company”) to file its quarterly report on Form 10-Q for the quarter ended September 30, 2010, and subsequent periodic reports.  As previously reported, Butte Community Bank (the “Bank”), the Company’s wholly owned subsidiary, was closed by the California Department of Financial Institutions and FDIC on August 20, 2010.  The FDIC transferred most of the Bank’s assets and liabilities to another bank.  Butte Community Bank no longer exists as an operating entity. The stock of the Bank was the principal asset of the Company but is now without value.  As of August 20, 2010: (i) the Company’s primary assets, excluding its investment in the Bank and its investment in Community Valley Bancorp Trust II, which investments are expected to be written off completely, consisted primarily of cash and cash equivalents of approximately $539,000 and an investment in Butte Community Insurance Agency, LLC and (ii) the Company’s principal liabilities are $8.0 million of principal and accrued interest on the Debentures issued to the Trust.   As a result of the Bank being closed by the FDIC, the Company is considering filing for  bankruptcy.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2010, John Lanam, a director of the Company passed away.  Mr. Lanam was a dedicated director of the Company and served as a director since 1990.

Item 8.01 — Other Events.

The Company had its former offices at the Bank’s premises, and all of its records were maintained on systems at the Bank’s premises. Although the Company retains a copy of certain basic financial records, it no longer has access to those premises or systems.  Since the closure, the Company has not engaged in any business operations other than to negotiate the sale of Butte Community Insurance Agency, LLC and identify liabilities so it can distribute the proceeds to creditors.  In substance, the Company is winding down its business.  The only employees are the chief executive officer and chief administrative officer, who are working on a part-time, as-needed basis.  The Company no longer has any accounting or other staff.  As a result of the above factors, the Company no longer has the resources, staffing or access to its complete financial records needed to comply with reporting requirements in accordance with the Exchange Act.

The Company has reviewed guidance issued by the SEC with respect to modified reporting under the Exchange Act, including Staff Legal Bulletin No. 2 (CF), April 15, 1997, and Exchange Act Release No. 9660 (June 30, 1972). In reviewing such guidance, the Company made the following determinations:

a. Information regarding disclosure of financial condition.

The Company is current in its 1934 Act reports but is unable to prepare the 10-Q for the quarter ended September 30, 2010 or future 10-Q or 10-K filings for the Company.  The Company repeatedly cautioned that it might not be able to continue as a going concern in the following filings:

Form 10-Q for the quarter ended June 30, 2010;

Form 10-Q for the quarter ended March 31, 2010;

Form 10-K for the year ended December 31, 2009.

It reported the closure of the Bank and the fact that liabilities were substantially greater than the value of assets in its Form 8-K filed August 25, 2010 and as amended on August 30, 2010.  The Company believes that it has made adequate and timely disclosure of its financial condition.

b. Ability to continue Exchange Act reporting.

The Company is not able to continue Exchange Act reporting without undue hardship.  It no longer has access to the premises or systems where its complete financial records through the bank closing date were stored.  Its only staff is now engaged in converting remaining non-cash assets to cash in order to be able to distribute them to creditors.  The Company no longer has the resources, staffing or access to its complete financial records needed to comply with reporting requirements in accordance with the Exchange Act.  The expense of continued reporting would substantially reduce the amount of funds ultimately available for distribution to creditors. The Company therefore has no practical means of continuing to file full periodic reports with respect to its financial condition and results of operations.  The Company is able to file current reports on Form 8-K upon the occurrence of material events affecting it.

c. Market for issuer’s securities.

Trading prices of the Company’s common stock are quoted on the OTC BB.  In the three months preceding the Bank closure, the closing prices ranged from a high of $.80 on May 24, 2010, to a low of $0.04 on the day of the Bank closure. The closing price was $0.05 or less per share from August 20, 2010 to September 14, 2010. On September 14, 2010, the closing price was $0.01. Post-closure trading volume has exceeded typical trading volume in the months preceding the seizure.  The Company is not aware of the reason or reasons for the volume of trading that has occurred since the closure.  Despite this trading activity, the cost of reporting compliance could exceed its recent and current market capitalization in a relatively short period of time.

In summary, the Company believes that common shareholders no longer have any equity in the Company and that the benefits to shareholders of full compliance with reporting requirements are outweighed by the costs to the issuer and its creditors of obtaining and reporting the information, even if obtaining and reporting the information were practicable. In place of full reporting, the Company intends to disclose to public investors any material developments relating to its disposition of assets and winding down on current reports on Form 8-K.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the exhibits hereto, may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to, the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; the effect of regulatory and legislative action; regional and general economic conditions; and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in Community Valley Bancorp’s previous SEC filings.  Community Valley Bancorp assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp

Date:	September 16, 2010	By:	/s/ John F. Coger
John F. Coger
President
Chief Executive Officer